PRICEWATERHOUSECOOPERS [LOGO]




                                     PricewaterhouseCoopers LLP
                                     1201 Louisiana, Suite 2900
                                         Houston TX  77002-5678
                                       Telephone (713) 356-4000
                                       Facsimile (713) 356-4717





Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549



May 12, 2000



Commissioners:

We have read the statements made by XCL Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form
8-K report dated May 12, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PriceWaterhouseCoopers LLP







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